UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2026

Chegg, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36180	20-3237489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2261 Market Street STE 46218
San Francisco,	California	94114
(Address of principal executive offices)		(Zip Code)
(408) 855-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;

On July 24, 2026, Chegg, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing share price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period ending on July 23, 2026. This notice is separate and distinct from the NYSE notice received by the Company in December 2025 regarding minimum share price requirement compliance, which the Company subsequently cured to regain compliance at the end of May 2026.

As required by the NYSE, the Company intends to notify the NYSE timely of its intent to regain compliance with the NYSE minimum share price requirement, which may include, if necessary, effecting a reverse stock split, subject to approval of the board of directors of the Company. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and trade on the NYSE during the six-month cure period, subject to the Company’s compliance with the other NYSE continued listing standards. The Company intends to continue to monitor the closing share price of its common stock throughout the cure period and, as appropriate, will evaluate available options to resolve the deficiency and regain compliance with the minimum share price requirement. In the event that the Company fails to regain compliance with the minimum share price requirement, the Company’s common stock will be subject to NYSE’s suspension and delisting procedures.

Item 7.01    Regulation FD Disclosure.

As required by NYSE rules, the Company issued a press release on July 24, 2026 announcing receipt of the notice described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report, including statements regarding the Company’s ability to regain compliance with the NYSE minimum share price requirement within the applicable cure period, the Company’s ability to maintain the listing of its common stock on the NYSE, the Company’s intention to monitor the closing share price of its common stock and evaluate available options to resolve the deficiency, including, if necessary, effecting a reverse stock split, and the Company’s ability to continue to comply with other applicable listing standards of the NYSE, are forward-looking statements. The words “will,” “plans,” “expects” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including reactions from the Company’s employees, vendors, customers, and investors to the Company’s receipt of the NYSE notice of non-compliance, the possibility that the Company is unable to regain compliance with the NYSE minimum share price requirement, or thereafter continue to comply with the NYSE listing standards, the possibility that the NYSE may delist the Company’s common stock, and the risks and uncertainties set forth in the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent filings with the SEC. In addition, new risks may emerge from time to time, and it is not possible for the Company to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements made. In light of these risks, uncertainties and assumptions, the future events discussed in this Current Report on Form 8-K may not occur and actual future results may be materially different from those anticipated or implied in the forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release issued by Chegg, Inc., dated July 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ David Longo
Name: David Longo
Title: Chief Financial Officer and Corporate Secretary
Date: July 24, 2026